Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 54. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Page 2 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, Fixed Income Coverage and Rating 4 Agencies Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income Detail (NOI) 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant 24 Compliance Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Corporate Headquarters: Land Properties 33 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 Repositioning, Redevelopment, Development and Held For Sale Properties 34 (310) 445-5700 Under Construction and Future Development Projects 36 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Website: Fifteen Largest Office Tenants 40 HudsonPacificProperties.com Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 45 NYSE Trading Symbol: Backfilled Office Leases—Next Eight Quarters 47 HPP Expiring Office Leases—Next Eight Quarters 49 Expiring Office Leases—Annual 52 Investor Relations: Definitions and Reconciliations 53 Laura Campbell Definitions 54 Senior Vice President, Investor Relations and Marketing Reconciliation of Net Income (Loss) to Net Operating Income 56 (310) 622-1702 Reconciliation of Net Income (Loss) to Company's Share of Net Operating 57 Income Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 58 Page 3 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the leading institutional owner of office space in Silicon Valley, the largest independent owner/operator of studios in Los Angeles, and our portfolio totals nearly 19 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to First Quarter 2019)

- Net income attributable to common stockholders of $10.8 million ($0.07 per diluted share) compared to net loss to common stockholders of $39.4 million ($0.26 per diluted share)
- FFO, excluding specified items, of $84.6 million ($0.54 per diluted share) compared to $76.7 million ($0.49 per diluted share)
- Total revenue increased 4.5% to $206.2 million

Office Highlights

- Executed 48 new and renewal leases totaling 228,932 square feet, with GAAP and cash rent growth of 30.6% and 20.3%, respectively, including:
  - 28,993-square-foot renewal with GSA - FEMA at Northview Center through April 2030
  - 24,513-square-foot lease with Wesgroup Properties at Bentall Centre through March 2031
  - 17,591-square-foot lease with Plantronics at Bentall Centre through March 2027
- Stabilized and in-service office portfolios were 95.9% and 94.8% leased, respectively
- Net operating income and cash net operating income for the 39 same-store properties increased 1.7% and 7.9%, respectively

Studio Highlights

- Trailing 12-month occupancy for the three same-store studio properties was 92.4%
- Net operating income and cash net operating income for the three same-store studio properties decreased 12.2% and 10.6%, respectively

Balance Sheet

- Investment grade credit rated with $1.1 billion of total liquidity
- Weighted average term to maturity of 5.6 years with only one $65 million maturity in third quarter 2020 and no maturities thereafter until 2022

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Post-Quarter Highlights

- Issued 2019 Corporate Responsibility Report including goals to achieve by 2025 to promote sustainability, health and equity as part of new Better Blueprint platform

COVID-19 Update

- All properties remain open and operational with non-location essential employees encouraged to work remotely
- 93% of total April rents collected, specifically 95% of office, 95% of studio and 38% of retail rents
- Increased cash position with $415.0 million of additional draws on its unsecured revolving credit facility
- Work continues unabated at both under construction projects Harlow and One Westside, which are fully funded and in aggregate 85% pre-leased

Guidance

- Withdrew full-year 2020 FFO guidance due to uncertainties resulting from the COVID-19 pandemic

Conference Call Information:

Tuesday, May 5, 2020 at 11:00 AM PST / 2:00 PM EST
(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Corporate Data[1]

Unaudited, in thousands, except per share data

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Number of office properties owned	52	52	52	53	52
Office square feet[2]	14,851,524	14,850,480	14,852,478	15,321,814	13,866,793
Same-store office square feet[2][3]	10,211,724	8,553,011	8,555,255	7,886,740	7,842,466
Same-store office leased rate as of end of period[3]	95.3%	96.0%	95.9%	96.0%	94.9%
Stabilized office square feet[2][4]	12,689,728	12,840,086	12,099,873	11,986,787	10,432,676
Stabilized office leased rate as of end of period[4]	95.9%	96.4%	96.4%	96.6%	95.2%
In-service office square feet[2][5]	13,876,339	14,122,684	13,839,392	13,858,007	12,303,896
In-service office leased rate as of end of period[5]	94.8%	95.1%	94.7%	94.5%	92.9%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][6]	1,224,403	1,213,203	1,213,203	1,171,707	1,171,707
Same-store studio leased rate as of end of period[7]	92.4%	92.6%	92.8%	92.6%	92.4%
Non-same-store studio square feet[2]	N/A	11,200	11,200	52,696	52,696
Non-same-store studio leased rate as of end of period[7]	N/A	81.3%	93.4%	100.0%	100.0%
Number of land properties owned	7	7	7	8	6
Land properties estimated square feet[8]	2,681,376	2,681,376	2,681,376	3,627,726	2,639,562
Total portfolio square feet	18,757,303	18,756,259	18,758,257	20,173,943	17,730,758
Company's share of debt, net[9][10]	$ 2,912,698	$ 2,853,085	$ 2,740,447	$ 2,854,445	$ 2,638,643
Company's share of market capitalization[9][10]	$ 6,912,528	$ 8,801,558	$ 8,010,550	$ 8,102,502	$ 8,045,174
Adjusted EBITDAre (annualized) / Consolidated debt, net[10]	6.8x	6.4x	6.3x	6.9x	7.3x
Company's share of debt, net/Company's share of market capitalization[9][10]	42.1%	32.4%	34.2%	35.2%	32.8%
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.54	$ 0.55	$ 0.51	$ 0.48	$ 0.49
Range of closing prices[11]	$ 16.78 - 38.70	$ 32.83 - 37.65	$ 32.96 - 35.41	$ 32.54 - 35.34	$ 27.53 - 34.72
Closing price at quarter end	$ 25.36	$ 37.65	$ 33.46	$ 33.27	$ 34.42
Weighted average fully diluted common stock/units outstanding[10]	157,501	156,229	156,011	156,175	155,870
Shares of common stock/units outstanding at end of period[10]	157,722	157,994	157,505	157,741	157,075

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of January 1, 2019 and still owned and included in our office portfolio as of March 31, 2020.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of January 1, 2019 and still owned and included in our studio portfolio as of March 31, 2020. As of March 31, 2020, same-store studio includes 41,496 square feet located at 6605 Eleanor Avenue and 1034 Seward Street, and 11,200 square feet located at 6660 Santa Monica Boulevard, all of which are part of Sunset Las Palmas Studios.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 23 for additional detail. Periods prior to March 31, 2020 have been retrospectively adjusted to reflect the presentation of the Company's share of debt, net of cash and cash equivalents.
(10) See definitions starting on page 54.
(11) For the quarter indicated.

Page 5 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer Executive Vice President, General Counsel and Secretary Mark Lammas President and Treasurer Laura Campbell Senior Vice President, Investor Relations Alex Vouvalides and Marketing Chief Investment Officer and Chief Operating Officer Drew B. Gordon Christopher Barton Senior Vice President, Northern Executive Vice President, Development and California Capital Improvements Gary Hansel Joshua A. Hatfield Senior Vice President, Southern Executive Vice President, Operations California Harout Diramerian Bill Humphrey Chief Financial Officer Senior Vice President, Sunset Studios Steven Jaffe Andrea Rupp Chief Risk Officer Senior Vice President, Human Resources Dale Shimoda Andy Wattula Executive Vice President, Finance Senior Vice President, Pacific Northwest Arthur X. Suazo Chuck We Executive Vice President, Leasing Senior Vice President, Western Canada Page 6 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Christy Haubegger Chairman of the Board, Chief Executive Officer, Executive Vice President and Chief Hudson Pacific Properties, Inc. Enterprise Inclusion Officer, WarnerMedia Theodore R. Antenucci Mark D. Linehan President and Chief Executive Officer, President and Chief Executive Officer, Catellus Development Corporation Wynmark Company Richard B. Fried Robert M. Moran, Jr. Managing Member, Farallon Capital Co-Founder and Co-Owner, FJM Management, L.L.C. Investments LLC Jonathan M. Glaser Barry A. Porter Managing Member, JMG Capital Management Managing General Partner, Clarify LLC Partners L.P. Robert L. Harris II Andrea Wong Executive Chairman (retired), Acacia Research President (retired), International Corporation Production, Sony Pictures Television Page 7 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Equity Research Coverage BofA Securities Mizuho James Feldman Haendel St. Juste (646) 855-5808 (212) 209-9300 BTIG Morgan Stanley Tom Catherwood Vikram Malhotra (212) 738-6140 (212) 761-7567 Citigroup Piper Sandler & Company Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Robert W. Baird & Company Barry Oxford David Rodgers (212) 240-9871 (216) 737-7341 Goldman Sachs Scotiabank Richard Skidmore Nicholas Yulico (801) 741-5459 (212) 225-6904 Green Street Advisors SMBC Nikko Securities Daniel Ismail Richard Anderson (949) 640-8780 (646) 521-2351 Jefferies LLC Wells Fargo Securities Peter Abramowitz Blaine Heck (212) 336-7241 (443) 263-2949 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Fixed Income Coverage Rating Agencies Wells Fargo Fitch Ratings Moody’s Investor Service Thierry Perrein Stephen Boyd Alice Chung (704) 410-3252 (212) 908-9153 (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347 Page 8 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Consolidated Balance Sheets In thousands, except share data March 31, 2020 December 31, 2019 (Unaudited) ASSETS Investment in real estate, net $ 6,407,206 $ 6,370,849 Cash and cash equivalents 392,136 46,224 Restricted cash 11,982 12,034 Accounts receivable, net 12,940 13,007 Straight-line rent receivables, net 209,037 195,328 Deferred leasing costs and lease intangible assets, net 275,610 285,448 U.S. Government securities 139,475 140,749 Operating lease right-of-use asset 268,384 269,029 Prepaid expenses and other assets, net 68,101 68,974 Investment in unconsolidated real estate entity 60,071 64,926 TOTAL ASSETS $ 7,844,942 $ 7,466,568 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,234,093 $ 2,817,910 In-substance defeased debt 134,205 135,030 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 269,282 212,673 Operating lease liability 272,421 272,701 Lease intangible liabilities, net 28,744 31,493 Security deposits and prepaid rent 73,409 86,188 Total liabilities 4,078,290 3,622,131 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 127,083 125,260 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 153,295,905 shares and 154,691,052 shares outstanding at March 31, 1,533 1,546 2020 and December 31, 2019, respectively Additional paid-in capital 3,349,706 3,415,808 Accumulated other comprehensive loss (17,804) (561) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,333,435 3,416,793 Non-controlling interest—members in consolidated entities 270,236 269,487 Non-controlling interest—units in the operating partnership 26,083 23,082 Total equity 3,629,754 3,709,362 TOTAL LIABILITIES AND EQUITY $ 7,844,942 $ 7,466,568 Page 10 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Consolidated Statements of Operations Unaudited, in thousands, except share data Three Months Ended March 31, 2020 2019 REVENUES Office Rental $ 181,113 $ 170,197 Service and other revenues 5,314 5,661 Total office revenues 186,427 175,858 Studio Rental 12,915 12,394 Service and other revenues 6,885 9,137 Total studio revenues 19,800 21,531 Total revenues 206,227 197,389 OPERATING EXPENSES Office operating expenses 63,860 60,815 Studio operating expenses 10,650 11,109 General and administrative 18,618 18,094 Depreciation and amortization 73,763 68,505 Total operating expenses 166,891 158,523 OTHER (EXPENSE) INCOME Loss from unconsolidated real estate entity (236) — Fee income 610 — Interest expense (26,417) (24,350) Interest income 1,025 1,024 Transaction-related expenses (102) (128) Unrealized loss on non-real estate investment (581) — Impairment loss — (52,201) Other income (expense) 314 (106) Total other (expense) income (25,387) (75,761) Net income (loss) 13,949 (36,895) Net income attributable to preferred units (153) (153) Net income attributable to participating securities (29) (308) Net income attributable to non-controlling interest in consolidated real estate entities (3,517) (2,821) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 633 600 Net (income) loss attributable to non-controlling interest in the operating partnership (106) 185 NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS $ 10,777 $ (39,392) BASIC AND DILUTED PER SHARE AMOUNTS Net income (loss) attributable to common stockholders—basic $ 0.07 $ (0.26) Net income (loss) attributable to common stockholders—diluted $ 0.07 $ (0.26) Weighted average shares of common stock outstanding—basic 154,432,602 154,396,159 Weighted average shares of common stock outstanding—diluted 158,109,912 154,396,159 Page 11 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	March 31, 2020	December 31, 2019	Three Months Ended September 30, 2019	June 30, 2019	March 31, 2019
NET INCOME (LOSS)	$ 13,949	$ 16,963	$ 62,955	$ 12,823	$ (36,895)
Adjustments:					
Depreciation and amortization—Consolidated	73,763	74,196	69,781	69,606	68,505
Depreciation and amortization—Corporate-related	(565)	(557)	(543)	(530)	(523)
Depreciation and amortization—Company's Share from unconsolidated real estate entity	1,381	1,650	1,751	563	—
Gain on sale of real estate	—	—	(47,100)	—	—
Impairment loss	—	—	—	—	52,201
Unrealized loss on non-real estate investment[2]	581	—	—	—	—
FFO attributable to non-controlling interests	(7,093)	(7,544)	(7,463)	(6,831)	(6,738)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**81,863**	**84,555**	**79,228**	**75,478**	**76,397**
Specified items impacting FFO:					
Transaction-related expenses	102	208	331	—	128
One-time straight-line rent reserve	2,620	—	—	—	—
One-time debt extinguishment cost	—	601	—	—	143
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 84,585**	**$ 85,364**	**$ 79,559**	**$ 75,478**	**$ 76,668**
Weighted average common stock/units outstanding—diluted	157,501	156,229	156,011	156,175	155,870
FFO per common stock/unit—diluted	$ 0.52	$ 0.54	$ 0.51	$ 0.48	$ 0.49
FFO (excluding specified items) per common stock/unit—diluted	$ 0.54	$ 0.55	$ 0.51	$ 0.48	$ 0.49

Page 12 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Funds from Operations (continued)

Unaudited, in thousands, except per share data

Year To Date	Three Months Ended March 31, 2020	Twelve Months Ended December 31, 2019	Nine Months Ended September 30, 2019	Six Months Ended June 30, 2019	Three Months Ended March 31, 2019
NET INCOME (LOSS)	$ 13,949	$ 55,846	$ 38,883	$ (24,072)	$ (36,895)
Adjustments:					
Depreciation and amortization—Consolidated	73,763	282,088	207,892	138,111	68,505
Depreciation and amortization—Corporate-related	(565)	(2,153)	(1,596)	(1,053)	(523)
Depreciation and amortization—Company's Share from unconsolidated real estate entity	1,381	3,964	2,314	563	—
Gain on sale of real estate	—	(47,100)	(47,100)	—	—
Impairment loss	—	52,201	52,201	52,201	52,201
Unrealized loss on non-real estate investment[2]	581	—	—	—	—
FFO attributable to non-controlling interests	(7,093)	(28,576)	(21,032)	(13,569)	(6,738)
FFO attributable to preferred units	(153)	(612)	(459)	(306)	(153)
FFO to common stockholders and unitholders	**81,863**	**315,658**	**231,103**	**151,875**	**76,397**
Specified items impacting FFO:					
Transaction-related expenses	102	667	459	128	128
One-time straight-line rent reserve	2,620	—	—	—	—
One-time debt extinguishment cost	—	744	143	143	143
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 84,585**	**$ 317,069**	**$ 231,705**	**$ 152,146**	**$ 76,668**
Weighted average common stock/units outstanding—diluted	157,501	156,113	155,912	156,091	155,870
FFO per common stock/unit—diluted	$ 0.52	$ 2.02	$ 1.48	$ 0.97	$ 0.49
FFO (excluding specified items) per common stock/unit—diluted	$ 0.54	$ 2.03	$ 1.49	$ 0.97	$ 0.49

(1) See definitions starting on page 54.
(2) During first quarter 2020, we recognized a $0.6 million unrealized loss on a unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, we elected this option retroactively.

Page 13 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Adjusted Funds from Operations(1) Unaudited, in thousands Three Months Ended Quarter To Date March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 FFO $ 81,863 $ 84,555 $ 79,228 $ 75,478 $ 76,397 Adjustments: GAAP non-cash revenue (straight-line rent and above/below-market ) ) ) ) ) rents) (15,884 (15,344 (12,097 (12,497 (18,953 GAAP non-cash expense (straight-line rent expense and above/ below-market ground rent) 826 853 853 853 853 Amortization of deferred financing costs and loan discounts/ premiums, net 1,283 1,875 1,428 1,445 1,576 Recurring capital expenditures, tenant improvements and lease ) ) ) ) ) commissions (24,144 (35,205 (28,459 (26,144 (55,311 Non-cash compensation expense 4,895 4,088 5,176 5,067 5,150 AFFO $ 48,839 $ 40,822 $ 46,129 $ 44,202 $ 9,712 Dividends paid to common stock and unitholders $ 38,883 $ 39,129 $ 39,132 $ 39,137 $ 40,427 AFFO payout ratio 79.6% 95.9% 84.8% 88.5% 416.3% Three Months Twelve Months Nine Months Six Months Three Months Ended Ended Ended Ended Ended Year To Date March 31, 2020 December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 FFO $ 81,863 $ 315,658 $ 231,103 $ 151,875 $ 76,397 Adjustments: GAAP non-cash revenue (straight-line rent and above/below-market ) ) ) ) ) rents) (15,884 (58,891 (43,547 (31,450 (18,953 GAAP non-cash expense (straight-line rent expense and above/ below-market ground rent) 826 3,412 2,559 1,706 853 Amortization of deferred financing costs and loan discounts/ premiums, net 1,283 6,324 4,449 3,021 1,576 Recurring capital expenditures, tenant improvements and lease ) ) ) ) ) commissions (24,144 (145,119 (109,914 (81,455 (55,311 Non-cash compensation expense 4,895 19,481 15,393 10,217 5,150 AFFO $ 48,839 $ 140,865 $ 100,043 $ 53,914 $ 9,712 Dividends paid to common stock and unitholders $ 38,883 $ 157,825 $ 118,696 $ 79,564 $ 40,427 AFFO payout ratio 79.6% 112.0% 118.6% 147.6% 416.3% (1) See definitions starting on page 54. Page 14 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Same-Store Property Performance—Consolidated

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	% change
SAME-STORE OFFICE STATISTICS[(1)(2)]			
Number of properties	39	39	
Rentable square feet	10,211,724	10,211,724	
Ending % leased	95.3%	96.2%	(0.9)%
Ending % occupied	94.9%	95.4%	(0.5)%
Average % occupied for the period	95.8%	93.5%	2.3 %
SAME-STORE STUDIO STATISTICS[(3)]			
Number of properties	3	3	
Rentable square feet	1,224,403	1,224,403	
Average % occupied for the period[(4)]	92.4%	N/A [(5)]	N/A

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	% change
SAME-STORE NET OPERATING INCOME[(6)]			
Total office revenues	$ 159,278	$ 154,796	2.9%
Total studio revenues	19,800	21,531	(8.0)
Same-store revenues	**179,078**	**176,327**	**1.6**
Total office expenses	53,606	50,893	5.3
Total studio expenses	10,650	11,109	(4.1)
Same-store expenses	**64,256**	**62,002**	**3.6**
Same-store office net operating income	**105,672**	**103,903**	**1.7**
NOI margin	66.3%	67.1%	(0.8)
Same-store studio net operating income	**9,150**	**10,422**	**(12.2)**
NOI margin	46.2%	48.4%	(2.2)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 114,822**	**$ 114,325**	**0.4%**
NOI margin	64.1%	64.8%	(0.7)

Page 15 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Same-Store Property Performance—Consolidated (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)			
Total office cash revenues	$ 148,103	$ 138,370	7.0%
Total studio cash revenues	19,651	21,180	(7.2)
Same-store cash revenues	**167,754**	**159,550**	**5.1**
Total office cash expenses	52,655	49,941	5.4
Total studio cash expenses	10,650	11,109	(4.1)
Same-store cash expenses	**63,305**	**61,050**	**3.7**
Same-store office net operating income (cash basis)	**95,448**	**88,429**	**7.9**
NOI margin	64.4%	63.9%	0.5
Same-store studio net operating income (cash basis)	**9,001**	**10,071**	**(10.6)**
NOI margin	45.8%	47.5%	(1.7)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 104,449**	**$ 98,500**	**6.0%**
NOI margin	62.3%	61.7%	0.6

(1) Same-store office for the three months ended March 31, 2020 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2019 and still owned and included in the stabilized office portfolio as of March 31, 2020.
(2) See pages 27 and 28 for same-store office properties.
(3) Same-store studio for the three months ended March 31, 2020 defined as all properties owned and included in our studio portfolio as of January 1, 2019 and still owned and included in our studio portfolio as of March 31, 2020.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended March 31, 2020.
(5) Trailing 12-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended March 31, 2019 as the properties were acquired in second quarter 2018. Trailing 12-month occupancy is not applicable for 6660 Santa Monica Boulevard during the three months ended March 31, 2019 as the property was acquired in fourth quarter 2018.
(6) See page 56 for the reconciliation of net income to net operating income (NOI).

Page 16 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Same-Store Property Performance—Company’s Share Unaudited, in thousands, except number of properties and square feet SAME-STORE STATISTICS Three Months Ended March 31, 2020 2019 % change SAME-STORE OFFICE STATISTICS(1)(2) Number of properties 39 39 Rentable square feet 9,496,987 9,496,987 Ending % leased 95.0% 96.1% (1.1)% Ending % occupied 94.6% 95.3% (0.7)% Average % occupied for the period 95.8% 93.5% 2.3 % SAME-STORE STUDIO STATISTICS(3) Number of properties 3 3 Rentable square feet 1,224,403 1,224,403 Average % occupied for the period(4) 92.4% N/A (5) N/A SAME-STORE ANALYSIS—NET OPERATING INCOME Three Months Ended March 31, 2020 2019 % change SAME-STORE NET OPERATING INCOME(6) Total office revenues $ 146,599 $ 143,205 2.4% Total studio revenues 19,800 21,531 (8.0) Same-store revenues 166,399 164,736 1.0 Total office expenses 48,575 46,533 4.4 Total studio expenses 10,650 11,109 (4.1) Same-store expenses 59,225 57,642 2.7 Same-store office net operating income 98,024 96,672 1.4 NOI margin 66.9% 67.5% (0.6) Same-store studio net operating income 9,150 10,422 (12.2) NOI margin 46.2% 48.4% (2.2) TOTAL SAME-STORE NET OPERATING INCOME $ 107,174 $ 107,094 0.1% NOI margin 64.4% 65.0% (0.6) Page 17 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Same-Store Property Performance—Company's Share (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended June 30, 2019	2018	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)			
Total office cash revenues	$ 135,726	$ 128,194	5.9%
Total studio cash revenues	19,651	21,180	(7.2)
Same-store cash revenues	**155,377**	**149,374**	**4.0**
Total office cash expenses	47,750	45,708	4.5
Total studio cash expenses	10,650	11,109	(4.1)
Same-store cash expenses	**58,400**	**56,817**	**2.8**
Same-store office net operating income (cash basis)	**87,976**	**82,486**	**6.7**
NOI margin	64.8%	64.3%	0.5
Same-store studio net operating income (cash basis)	**9,001**	**10,071**	**(10.6)**
NOI margin	45.8%	47.5%	(1.7)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 96,977**	**$ 92,557**	**4.8%**
NOI margin	62.4%	62.0%	0.4

(1) Same-store office for the three months ended March 31, 2020 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2019 and still owned and included in the stabilized office portfolio as of March 31, 2020.
(2) See pages 27 and 28 for same-store office properties.
(3) Same-store studio for the three months ended March 31, 2020 defined as all properties owned and included in our studio portfolio as of January 1, 2019 and still owned and included in our studio portfolio as of March 31, 2020.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended March 31, 2020.
(5) Trailing 12-month occupancy is not applicable for 6605 Eleanor Avenue and 1034 Seward Street during the three months ended March 31, 2019 as the properties were acquired in second quarter 2018. Trailing 12-month occupancy is not applicable for 6660 Santa Monica Boulevard during the three months ended March 31, 2019 as the property was acquired in fourth quarter 2018.
(6) See page 57 for the reconciliation of net income to net operating income (NOI).

Page 18 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Net Operating Income Detail (NOI)

Three Months Ended March 31, 2020 | Unaudited, in thousands

	Same-Store Office Properties[(1)]	Same-Store Studio Properties[(2)]	Non-Same-Store Office Properties[(3)]	Repositioning/ Redevelopment /Development Properties[(4)]	Lease-Up Properties[(3)]	Sold/Other Properties	Total Properties
REVENUE							
Cash rent	$ 118,061	$ 12,452	$ 6,638	$ —	$ 12,760	$ —	$ 149,911
Cash tenant recoveries	24,870	314	859	469	1,803	21	28,336
Straight-line rent	9,308	158	3,648	—	595	—	13,709
Amortization of above-market and below-market leases, net	2,307	—	40	—	197	—	2,544
Amortization of lease incentive costs	(440)	(9)	—	—	(23)	—	(472)
Total rental revenue[(5)]	**154,106**	**12,915**	**11,185**	**469**	**15,332**	**21**	**194,028**
Service and other revenues	5,172	6,885	90	—	38	14	12,199
Total revenue	**159,278**	**19,800**	**11,275**	**469**	**15,370**	**35**	**206,227**
OPERATING EXPENSES							
Property operating cash expenses	52,655	10,650	4,051	—	6,261	(60)	73,557
Straight-line rent	365	—	—	—	—	—	365
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	—	588
Total operating expenses	**53,606**	**10,650**	**4,051**	**—**	**6,263**	**(60)**	**74,510**
TOTAL CONSOLIDATED NOI[(5)]	**$ 105,672**	**$ 9,150**	**$ 7,224**	**$ 469**	**$ 9,107**	**$ 95**	**$ 131,717**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,460 (6)	—	—	—	2,460
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	7,648 (7)	—	(26) (8)	—	—	—	7,622
Square feet[(9)]	10,211,724	1,224,403	1,000,862	975,185	1,186,611	—	14,598,785
Ending % leased	95.3%	92.4%	96.7%	59.9%	82.9%	—%	91.8%
Ending % occupied	94.9%	92.4%	95.9%	—%	80.7%	—%	87.3%
NOI margin	66.3%	46.2%	64.1%	100.0%	59.3%	271.4%	63.9%
RECONCILIATION TO CASH NOI							
TOTAL NOI	**$ 105,672**	**$ 9,150**	**$ 7,224**	**$ 469**	**$ 9,107**	**$ 95**	**$ 131,717**
Straight-line rent, net	(8,943)	(158)	(3,648)	—	(595)	—	(13,344)
Amortization of above-market and below-market leases, net	(2,307)	—	(40)	—	(197)	—	(2,544)
Amortization of lease incentive costs	440	9	—	—	23	—	472
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	—	588
TOTAL CONSOLIDATED CASH NOI	**$ 95,448**	**$ 9,001**	**$ 3,536**	**$ 469**	**$ 8,340**	**$ 95**	**$ 116,889**
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,468 (6)	—	—	—	1,468
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	7,375 (7)	—	(39) (8)	—	—	—	7,336

Page 19 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Net Operating Income Detail (NOI) (continued) (1) See pages 27 and 28 for same-store office for the three months ended March 31, 2020. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (3) See page 28 for non-same-store office and lease-up properties. (4) See page 34 for repositioning, redevelopment, development and held for sale properties. (5) See page 56 and 57 for all non-GAAP NOI reconciliations. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average, monthly foreign currency exchange rate for the period presented. (7) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. (8) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. (9) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Page 20 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Debt Summary

As of March 31, 2020 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[(1)]	Interest Rate[(2)(3)]	Contractual Maturity Date[(4)]	Annual Debt Service[(1)]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ 490,000	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ 490,000	$ 600,000	$ 110,000

Unsecured term loans

	Principal Amount[(1)]	Interest Rate[(2)(3)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Fixed Libor[(5)]
Unsecured Term loan B	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,418	350,000	1.76%
Unsecured Term loan D	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,308	125,000	1.43%
TOTAL	**$ 475,000**			**$ 13,726**	**$ 475,000**	

Unsecured private placement

	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Issuance Date	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	10/2/2017	99.815%	3.97%
4.65% Registered senior notes[(6)]	350,000	4.65%	4/1/2029	16,275	350,000	2/27/2019	98.663%	4.82%
4.65% Registered senior notes[(6)]	150,000	4.65%	4/1/2029	6,975	150,000	6/14/2019	104.544%	4.12%
3.25% Registered senior notes	400,000	3.25%	1/15/2030	13,000	400,000	10/3/2019	99.268%	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**			

Page 21 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Debt Summary (continued)

As of March 31, 2020 | Unaudited, in thousands

Secured notes

	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Company's Share	Undrawn Capacity
Met Park North[(7]	$ 64,500	LIBOR + 1.55%	8/1/2020	$ 2,393	$ 64,500	$ 64,500	$ —
10950 Washington[(8)]	26,165	5.32%	3/11/2022	2,003	24,981	26,165	—
One Westside and 10850 Pico	5,686	LIBOR + 1.70%	12/18/2023	—	5,686	4,265	408,914
Revolving Sunset Bronson Studios/ICON/CUE facility	5,001	LIBOR + 1.35%	3/1/2024	—	5,001	5,001	229,999
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
Hill7[(9)]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 370,352**			**$ 15,526**	**$ 369,168**	**$ 323,481**	**$ 638,913**

Other consolidated debt

	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Company's Share
In-substance defeased debt[(10)]	$ 134,205	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 100,654
Joint venture debt[(11)]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Company's Share
Bentall Centre[(12)]	$ 448,134	CDOR + 1.75%	7/1/2024	$ —	$ 448,134	$ 89,627

(1) See definitions starting on page 54.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) The Company has an option to make an irrevocable election to change the interest rate depending on the Company's credit rating or a specified base rate plus an applicable margin. As of March 31, 2020, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) The interest rate on the outstanding balance has been effectively fixed through the use of interest rate swaps.
(6) The 4.65% registered senior notes serve as a part of one series under a single indenture.
(7) The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap.
(8) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(9) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(10) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(11) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(12) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre.The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of March 31, 2020. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Capital Structure

As of March 31, 2020 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent
Unsecured revolving credit facility		$	490,000
Unsecured term loans			475,000
Unsecured private placement			625,000
Unsecured registered senior notes			1,300,000
Secured debt			370,352
Total Consolidated unsecured and secured debt[1]		**$**	**3,260,352**
Add: Series A preferred units	392,598		9,815
Total Consolidated debt[1]		**$**	**3,270,167**
Less: Cash and cash equivalents			(392,136)
Total Consolidated debt, net[1]		**$**	**2,878,031**
Add: Company's share of unconsolidated real estate entity debt[2]			89,627
Less: Partner's share of consolidated debt[3]			(46,872)
Company's share of debt[1]		**$**	**2,920,786**
Add: Company's share of unconsolidated real estate entity cash and cash equivalents			2,376
Less: Partner's share of cash and cash equivalents			(10,464)
Company's share of debt, net[1]		**$**	**2,912,698**
EQUITY			
Common stock	153,295,905	$	3,887,584
Operating partnership units	911,858		23,125
Restricted stock and units	1,028,953		26,094
Dilutive shares[1]	2,485,289		63,027
TOTAL EQUITY	**157,722,005**	**$**	**3,999,830** [4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**6,877,861**
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**6,912,528**
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**41.8%**
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**42.1%**

(1) See definitions starting on page 54.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on March 31, 2020 closing price at $25.36 per share of common stock.

Page 23 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance
Unaudited, in thousands



Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$64,947
$632
$990,085
$164,265
$94,628
$427,000
$150,000
$456,000
$955,550
2020
2021
2022
2023
2024
2025
2026
2027
2028 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 2,890,000	87.5%	3.6%	5.8
Secured debt	413,107	12.5	3.3%	4.6
TOTAL	**$ 3,303,107**	**100.0%**		
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 588,892	17.8%	1.4%	7.3
Fixed-rate debt[3]	2,714,215	82.2	3.9%	6.4
TOTAL	**$ 3,303,107**	**100.0%**		
Weighted average stated interest rate[2]			3.7%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[4]			3.9%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	36.2%
Unsecured indebtedness to unencumbered asset value	≤ 60%	44.2%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.5x
Secured indebtedness to total asset value	≤ 45%	5.3%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.3x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	43.1%
Total unencumbered assets to unsecured debt	≥ 150%	214.1%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.9x
Secured debt to total assets	≤ 45%	5.9%

Page 24 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD, the amounts reflected are shown in USD using the foreign currency exchange rate as of March 31, 2020. (2) Rates as of March 31, 2020 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of March 31, 2020. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of March 31, 2020 and include deferred financing costs and loan discounts/premiums. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of March 31, 2020. As of March 31, 2020, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes and 4.65% Senior Notes based on the financial results as of March 31, 2020. As of March 31, 2020, the operating partnership was in compliance with such indentures. Page 25 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	79.0%	79.0%	$ 3,220,875	$ 22.39
Met Park North	Denny Triangle	183,355	100.0	100.0	5,617,771	30.64
Hill7[6]	Denny Triangle	285,310	100.0	100.0	11,072,727	38.81
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,526,897	40.02
411 First	Pioneer Square	163,768	87.2	87.3	4,879,262	34.17
505 First	Pioneer Square	288,009	100.0	100.0	7,105,837	24.67
83 King	Pioneer Square	183,939	95.7	95.7	7,378,257	41.92
Subtotal		**1,457,364**	**94.9**	**94.9**	**45,801,626**	**33.13**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,034,977	99.3	99.3	52,114,883	50.72
275 Brannan	San Francisco	57,120	100.0	100.0	3,459,968	60.57
625 Second	San Francisco	138,094	100.0	100.0	8,711,780	63.09
875 Howard	San Francisco	286,003	100.0	100.0	14,915,914	52.15
901 Market	San Francisco	205,530	100.0	100.0	12,356,639	60.12
Rincon Center[7]	San Francisco	545,754	95.9	96.3	30,641,956	58.56
Ferry Building[6]	San Francisco	268,018	94.5	95.4	23,901,365	94.40
Towers at Shore Center	Redwood Shores	334,483	91.0	93.8	21,308,371	70.00
Skyway Landing	Redwood Shores	247,173	97.1	97.1	12,646,605	52.67
555 Twin Dolphin	Redwood Shores	198,936	88.3	88.3	10,937,607	62.24
Palo Alto Square	Palo Alto	333,254	89.5	89.5	26,429,075	88.64
3176 Porter	Palo Alto	42,899	100.0	100.0	3,195,129	74.48
3400 Hillview	Palo Alto	207,857	100.0	100.0	14,571,358	70.10
Clocktower Square	Palo Alto	100,344	44.7	44.7	3,950,874	88.09
Foothill Research Center	Palo Alto	195,385	100.0	100.0	14,261,711	72.99
Page Mill Center[8]	Palo Alto	113,044	99.9	99.9	8,588,160	76.04
Page Mill Hill	Palo Alto	182,676	92.5	92.5	12,673,249	75.00
Gateway	North San Jose	609,093	93.9	95.0	23,006,212	40.25
1740 Technology	North San Jose	206,879	99.5	99.5	8,340,105	40.51
Concourse	North San Jose	944,386	92.4	93.3	33,908,291	38.85
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,955,161	37.18
Techmart	Santa Clara	284,440	88.2	88.5	12,261,646	48.87
Subtotal		**6,954,431**	**94.7**	**95.1**	**367,136,059**	**55.75**
Los Angeles, California						
6922 Hollywood	Hollywood	202,528	74.4	74.4	8,063,794	53.51
6040 Sunset	Hollywood	114,958	100.0	100.0	5,592,201	48.65
ICON	Hollywood	326,792	100.0	100.0	19,408,914	59.39
CUE	Hollywood	94,386	100.0	100.0	5,530,567	58.60
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,023,401	68.31
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,953,500	46.60

Page 27 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,198	100.0	100.0	6,925,613	43.50
11601 Wilshire	West Los Angeles	500,475	95.5	96.4	22,118,741	46.28
Element LA	West Los Angeles	284,037	100.0	100.0	16,838,535	59.28
Subtotal		**1,799,929**	**95.9**	**96.1**	**90,890,908**	**52.67**
Total same-store		**10,211,724**	**94.9**	**95.3**	**503,828,593**	**51.98**
NON-SAME-STORE						
Vancouver, British Columbia						
Bentall Centre[9]	Downtown Vancouver	1,477,142	90.7	99.5	32,746,756	24.44
Subtotal		**1,477,142**	**90.7**	**99.5**	**32,746,756**	**24.44**
San Francisco Bay Area, California						
Metro Plaza[10]	North San Jose	408,446	93.3	93.3	15,786,419	41.43
Subtotal		**408,446**	**93.3**	**93.3**	**15,786,419**	**41.43**
Los Angeles, California						
EPIC	Hollywood	302,102	100.0	100.0	20,786,585	68.81
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,238,665	42.56
Maxwell	Downtown Los Angeles	102,963	94.8	94.8	4,818,976	49.39
10850 Pico[11]	West Los Angeles	55,650	100.0	100.0	2,179,567	39.17
Subtotal		**592,416**	**97.6**	**99.1**	**33,023,793**	**57.09**
Total non-same-store		**2,478,004**	**92.8**	**98.4**	**81,556,968**	**35.47**
Total Stabilized		**12,689,728**	**94.5**	**95.9**	**585,385,561**	**48.81**
Company's Share of Total Stabilized		**10,779,365**	**94.6**	**95.3**	**519,453,226**	**50.92**
LEASE-UP						
Greater Seattle, Washington						
95 Jackson	Pioneer Square	35,904	74.3	74.3	1,077,904	40.43
Subtotal		**35,904**	**74.3**	**74.3**	**1,077,904**	**40.43**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	78.4	80.6	34,133,615	59.06
333 Twin Dolphin	Redwood Shores	182,789	78.6	78.6	8,066,671	56.13
Shorebreeze	Redwood Shores	230,932	90.8	94.9	12,706,514	60.58
Subtotal		**1,150,707**	**80.9**	**83.1**	**54,906,800**	**58.95**
Total lease-up		**1,186,611**	**80.7**	**82.9**	**55,984,704**	**58.43**
TOTAL IN-SERVICE		**13,876,339**	**93.3%**	**94.8%**	**$ 641,370,265**	**$ 49.52**
COMPANY'S SHARE OF TOTAL IN-SERVICE		**11,965,976**	**93.3%**	**94.1%**	**$ 575,437,930**	**$ 51.56**

Page 28 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 In-Service Office Properties(1) (continued) (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2020, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2020, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2020. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of January 1, 2019 and still owned and included in the stabilized office portfolio as of March 31, 2020. (6) We own 55% of the ownership interest in the consolidated joint ventures that own 1455 Market, Hill7, and Ferry Building. (7) 20,047 square feet at Rincon Center has been taken off-line for repositioning as of third quarter 2019. (8) 63,201 square feet at Page Mill Center has been taken off-line for repositioning as of first quarter 2020. (9) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020. (10) 17,624 square feet at Metro Plaza has been taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet has been taken off-line for repositioning as of first quarter 2020. (11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico has been taken off-line for repositioning as of first quarter 2020. Page 29 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,477,142	1,340,063	90.7 %	1,469,525	99.5 %	$ 32,746,756	$ 24.44
Subtotal	**1**	**1,477,142**	**1,340,063**	**90.7**	**1,469,525**	**99.5**	**32,746,756**	**24.44**
Greater Seattle, Washington								
Lynnwood	1	182,009	143,833	79.0	143,833	79.0	3,220,875	22.39
Denny Triangle	2	468,665	468,665	100.0	468,665	100.0	16,690,498	35.61
Pioneer Square	4	806,690	769,886	95.4	770,035	95.5	25,890,253	33.63
Subtotal	**7**	**1,457,364**	**1,382,384**	**94.9**	**1,382,533**	**94.9**	**45,801,626**	**33.13**
San Francisco Bay Area, California								
San Francisco	7	2,535,496	2,490,676	98.2	2,495,665	98.4	146,102,505	58.66
Redwood Shores	3	780,592	720,228	92.3	729,688	93.5	44,892,583	62.33
Palo Alto	7	1,175,459	1,071,085	91.1	1,071,085	91.1	83,669,556	78.12
North San Jose	5	2,586,890	2,433,642	94.1	2,448,901	94.7	95,996,188	39.45
Santa Clara	1	284,440	250,883	88.2	251,770	88.5	12,261,646	48.87
Subtotal	**23**	**7,362,877**	**6,966,514**	**94.6**	**6,997,109**	**95.0**	**382,922,478**	**54.97**
Los Angeles, California								
Hollywood	5	1,040,766	988,932	95.0	988,932	95.0	59,382,061	60.05
West Los Angeles	7	1,116,915	1,094,393	98.0	1,098,889	98.4	54,474,999	49.78
Downtown Los Angeles	2	234,664	220,676	94.0	229,280	97.7	10,057,641	45.58
Subtotal	**14**	**2,392,345**	**2,304,001**	**96.3**	**2,317,101**	**96.9**	**123,914,701**	**53.78**
Total Stabilized	**45**	**12,689,728**	**11,992,962**	**94.5**	**12,166,268**	**95.9**	**585,385,561**	**48.81**
Company's Share of Total Stabilized	**45**	**10,779,365**	**10,202,297**	**94.6**	**10,270,885**	**95.3**	**519,453,226**	**50.92**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020.

Page 30 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 In-Service Office Properties by Location(1) (continued) Annualized Base Square  Occupied Percent Leased Percent Annualized Rent Per Square Properties Feet(2) Square Feet Occupied(3) Square Feet Leased(3) Base Rent(4) Foot(4) LEASE-UP Greater Seattle, Washington Pioneer Square 1 35,904 26,661 74.3 26,661 74.3 1,077,904 40.43 Subtotal 1 35,904 26,661 74.3 26,661 74.3 1,077,904 40.43 San Francisco Bay Area, California Foster City 1 736,986 577,960 78.4 593,885 80.6 34,133,615 59.06 Redwood Shores 2 413,721 353,466 85.4 362,830 87.7 20,773,185 58.77 Subtotal 3 1,150,707 931,426 80.9 956,715 83.1 54,906,800 58.95 Total Lease-up 4 1,186,611 958,087 80.7 983,376 82.9 55,984,704 58.43 TOTAL IN-SERVICE 49 13,876,339 12,951,049 93.3% 13,149,644 94.8% $ 641,370,265 $ 49.52 Company’s Share of Total % % $ $ In-Service 49 11,965,976 11,160,384 93.3 11,254,261 94.1 575,437,930 51.56 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29. Page 31 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756	43.4%	93.8%	$ 18,741,506	$ 37.59
Sunset Bronson Studios	308,026	25.2	99.2	12,314,487	40.29
Sunset Las Palmas Studios	384,621 (1)	31.4	85.1	16,577,743	51.84
Total same-store studio(2)	**1,224,403**	**100.0**	**92.4% (3)**	**$ 47,633,736 (4)**	**$ 42.09 (5)**
TOTAL STUDIO	**1,224,403**	**100.0%**	**92.4%**	**$ 47,633,736**	**$ 42.09**

(1) Includes 41,496 square feet located at 6605 Eleanor Avenue and 1034 Seward Street, and 11,200 square feet located at 6660 Santa Monica Boulevard, all of which are part of Sunset Las Palmas Studios.
(2) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2019 and still owned and included in our portfolio as of March 31, 2020.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended March 31, 2020.
(4) Annual base rent for same-store studio reflects actual base rent for the 12 months ended March 31, 2020, excluding tenant reimbursements.
(5) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2020.

Page 32 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[2]	Downtown Vancouver	450,000	16.8%
Subtotal		**450,000**	**16.8%**
Greater Seattle, Washington			
Washington 1000[3]	Denny Triangle	538,164	20.1%
Subtotal		**538,164**	**20.1%**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	13.1%
Subtotal		**350,000**	**13.1%**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[4]	Hollywood	19,816	0.7%
Sunset Gower Studios—Redevelopment	Hollywood	423,396	15.8%
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	14.9%
Element LA	West Los Angeles	500,000	18.6%
Subtotal		**1,343,212**	**50.0%**
TOTAL LAND		**2,681,376**	**100.0%**
COMPANY'S SHARE OF TOTAL LAND		**$ 2,321,376**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 is pending as of March 31, 2020. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 33 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
San Francisco Bay Area, California								
Rincon Center[6]	San Francisco	20,047	—	—%	—	—%	$ —	$ —
Page Mill Center[7]	Palo Alto	63,201	—	—	—	—	—	—
Metro Plaza[8]	North San Jose	48,475	—	—	—	—	—	—
Subtotal		**131,723**	—	—	—	—	—	—
Los Angeles, California								
10850 Pico[7][9]	West Los Angeles	40,337	—	—	—	—	—	—
Subtotal		**40,337**	—	—	—	—	—	—
Total repositioning		**172,060**	—	—	—	—	—	—
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—	584,000 [10]	100.0 [10]	— [10]	—
Del Amo[7]	Torrance	113,000	—	—	—	—	—	—
Total redevelopment		**697,000**	—	—	**584,000**	**83.8**	—	—
DEVELOPMENT								
Los Angeles, California								
Harlow	Hollywood	106,125	—	—	—	—	—	—
Total development		**106,125**	—	—	—	—	—	—
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**975,185**	—	—%	**584,000**	**59.9%**	$ —	$ —
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**819,101**	—	—%	**438,000**	**53.5%**	$ —	$ —

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33). The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.

(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2020, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2020, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2020. Annualized base rent does not reflect tenant reimbursements.

Page 34 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued) (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) As of third quarter 2019. (7) As of first quarter 2020. (8) 17,624 square feet as of fourth quarter 2019 and 30,851 square feet as of first quarter 2020. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. (10) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Page 35 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 3/31/20	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
Harlow	Hollywood	Q1-2018	Q2-2020	Q3-2021	106,125	—%	$ 51,858 [7]	$ 82,791 [7]	6.70%
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0% [8]	191,751 [9]	$500,000-$550,000 [9]	7.50%-8.00% [9]
Total under construction					**690,125**		**$ 243,609**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD [10]	TBD	TBD	538,164	—%	$ 21,538 [10]	$325,000-$350,000 [10]	6.75%-7.25%
Bentall Centre—Development[11]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	N/A	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	21,175 [12]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,765 [13]	TBD	TBD
Total future development					**2,681,376**				
TOTAL					**3,371,501**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 36 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Under Construction and Future Development Projects (continued) (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Project costs as of March 31, 2020 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (8) Google, Inc. signed a 584,000-square-foot lease for approximately 14 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 34 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of March 31, 2020 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of March 31, 2020 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.50% - 8.00%. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (10) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of March 31, 2020 we have incurred $21.5 million of project costs with the remaining $66.5 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during second quarter 2021. The Company could commence construction upon delivery of the podium. (11) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. (12) Project costs as of March 31, 2020 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (13) Project costs as of March 31, 2020 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Page 37 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Recently Completed, Under Construction and Planned Project Images



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science Corporation)



CUE | Development
Los Angeles (Hollywood)
94,386 SF | Completed 3Q17
Single Tenant (Netflix, Inc.)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



95 Jackson | Redevelopment
Seattle (Pioneer Square)
35,904 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
102,963 SF | Completed 1Q19
Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 2Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)

Recently Completed

Under Construction

Planned



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[(1)] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[(1)] SF | Completion TBD
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
538,164[(1)] SF | Completion TBD
Single or Multi-Tenant



Bentall Centre | Development
Vancouver (Downtown)
450,000[(1)] SF | Completion TBD
Single or Multi-Tenant

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 38 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Office Tenant Industry Diversification(1)

INDUSTRY DIVERSIFICATION

Industry	Square Feet(2)(3)	Annualized Base Rent as Percent of Total	Company's Share Square Feet(2)(4)	Company's Share Annualized Base Rent as Percent of Total
Technology	4,824,204	38.0%	4,309,129	38.2%
Media and Entertainment	1,794,223	15.9	1,722,526	17.2
Business Services	1,339,276 (5)	10.0	1,072,005 (6)	9.5
Legal	770,908	8.0	709,674	8.6
Financial Services	1,116,767	8.1	823,272	7.3
Other	723,091	5.1	556,814	5.0
Retail	731,510 (7)	4.8	675,204 (8)	4.7
Real Estate	469,761	2.9	260,838	2.2
Healthcare	208,290	1.9	197,189	2.0
Insurance	290,832	1.8	236,034	1.9
Government	292,356	1.6	228,413	1.4
Educational	154,459	1.3	149,504	1.4
Advertising	60,075	0.6	55,656	0.6
TOTAL	**12,775,752**	**100.0%**	**10,996,258**	**100.0%**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet(2)	Annualized Base Rent as Percent of Total	Company's Share Square Feet(2)	Company's Share Annualized Base Rent as Percent of Total
Online services	1,025,421	27.9%	977,064	29.8%
Software	1,353,621	26.5	1,291,691	28.2
Computer hardware and technology equipment	1,110,223	17.3	1,076,053	18.8
Business support services	753,976	16.0	542,901	13.1
Other	411,595	8.6	264,584	6.1
Biotechnology, healthcare and medical research	110,566	2.7	110,566	3.0
Telecommunications and networking	58,802	1.0	46,271	1.0
TOTAL	**4,824,204**	**100.0%**	**4,309,130**	**100.0%**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet(2)	Annualized Base Rent as Percent of Total	Company's Share Square Feet(2)	Company's Share Annualized Base Rent as Percent of Total
Entertainment production and service	1,252,506	70.0%	1,202,006	69.9%
Gaming	361,501	21.7	351,363	22.0
Advertising and marketing	121,989	6.1	121,989	6.3
Other	58,227	2.2	47,167	1.8
TOTAL	**1,794,223**	**100.0%**	**1,722,525**	**100.0%**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 175,297 square feet occupied by the Company.
(4) Excludes 164,126 square feet occupied by the Company.
(5) Includes 631,791 square feet occupied by co-working tenants (represents 4.7% of total annualized base rent).
(6) Includes 439,718 square feet occupied by co-working tenants (represents 3.9% of the Company's Share of total annualized base rent).
(7) Includes 467,777 square feet of storefront retail (represents 3.1% of total annualized base rent).
(8) Includes 411,472 square feet of storefront retail (represents 2.8% of the Company's Share of total annualized base rent).

Page 39 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Fifteen Largest Office Tenants

				Company's Share				Credit Rating[3]		
Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet	Total Occupied Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[2]	Percent of Annualized Base Rent	Moody's	S&P	Market Capitalization (in billions)[3]
Netflix, Inc.	Various	9/30/2031	723,280 [4]	723,280	5.7%	$ 45,726,066	8.0%	Ba3	BB-	$ 164.8
Google, Inc.	Various	Various	605,947 [5]	587,338	4.6	44,221,847	7.7	Aa2	AA+	745.0
Nutanix, Inc.	Various	5/31/2024	436,208 [6]	436,208	3.4	17,311,474	3.0			2.8
Riot Games, Inc.	Element LA	3/31/2030	284,037 [7]	284,037	2.2	16,838,535	2.9			—
Qualcomm	Skyport Plaza	7/31/2022	376,817	376,817	2.9	14,080,898	2.5	A2	A-	77.3
Salesforce.com	Rincon Center	Various	265,394 [8]	265,394	2.1	13,845,681	2.4	A3	A	128.9
Square, Inc.	1455 Market[9]	9/27/2023	469,056	257,981	2.0	12,614,197	2.2			18.6
Dell EMC Corporation	Various	Various	294,756 [10]	294,756	2.3	10,621,549	1.9			—
WeWork Companies Inc.	Various	Various	374,542 [11]	203,077	1.6	10,067,327	1.7			—
Uber Technologies, Inc.	1455 Market[9]	2/28/2025	325,445	178,995	1.4	9,300,249	1.6	B2	B-	48.1
NFL Enterprises	Various	12/31/2023	167,606 [12]	167,606	1.3	7,361,256	1.3			—
Regus	Various	Various	150,081 [13]	150,081	1.2	6,614,088	1.1			—
GitHub, Inc.	Various	6/30/2025	92,450 [14]	92,450	0.7	5,776,331	1.0			—
Technicolor Creative Services USA, Inc.	6040 Sunset	5/31/2032	114,958 [15]	114,958	0.9	5,592,201	1.0			—
Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278	76,278	0.6	5,417,817	0.9			—
TOTAL			**4,756,855**	**4,209,256**	**32.9%**	**$225,389,516**	**39.2%**			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2020, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020.
(3) Credit rating and market capitalization data provided by FactSet and as of March 31, 2020.
(4) Netflix, Inc. expirations by square footage and property: (i) 326,997 square feet at ICON, (ii) 302,102 square feet at EPIC, and (iii) 94,386 square feet at CUE.
(5) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring October 31, 2023, (iii) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028, and (v) 41,354 square feet at Ferry Building expiring October 31, 2029. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 34 for description of rent phasing and abatements.
(6) Nutanix, Inc. expirations by square footage and property: (i) 196,247 square feet at 1740 Technology, (ii) 108,610 square feet at Metro Plaza, and (iii) 131,351 square feet at Concourse. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 3,198 square feet during fourth quarter 2020 and 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024.
(7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024.

Page 40 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Fifteen Largest Office Tenants (continued) (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021 (the “Termination Date”) by delivering written notice no later than 12 months prior to the Termination Date. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease, such that we will begin receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. The Company’s share of sublease GAAP rents (i.e. straight-lined rents) will increase from approximately $0.3 million per month to approximately $0.4 million per month beginning April 2020. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during third quarter of 2020, with an expected expiration on June 30, 2026. (11) WeWork Companies Inc. expirations by square footage and property: (i) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (ii) 54,336 square feet at Hill7 expiring January 31, 2030, (iii) 94,826 square feet at Maxwell expiring June 30, 2031, (iv) 66,056 square feet at 1455 Market expiring October 31, 2031, and (v) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, (v) 26,661 square feet at 95 Jackson expiring on October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. (14) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (15) Technicolor Creative Services USA, Inc. may elect to exercise its early termination right for the entire premises effective May 31, 2027 by delivering written notice on or before May 31, 2026. Page 41 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Office Property Leasing Activity(1) Three Months Ended March 31, 2020 Total gross leasing activity Rentable square feet(2) 228,932 Gross new leasing activity Rentable square feet 139,780 New cash rate $50.15 Gross renewal leasing activity Rentable square feet 89,152 Renewal cash rate $51.29 Total leases expired and terminated Contractual (scheduled) expiration 422,636 Early termination 36,219 Total 458,855 Net absorption Leased rentable square feet (319,075) Cash rent growth(3) Expiring rate $41.20 New/renewal rate(4) $49.58 Change(5) 20.3% Straight-line rent growth(6) Expiring rate $38.75 New/renewal rate(4) $50.60 Change(5) 30.6% Weighted average lease terms New (in months) 74.3 Renewal (in months) 64.0 Blended 69.8 TENANT IMPROVEMENTS AND LEASING COMMISSIONS(6) Per Square Foot Three Months Ended March 31, 2020 Total Annual New leases $42.80 $6.91 Renewal leases $17.94 $3.37 Blended $32.01 $5.50 NET EFFECTIVE RENT(7) Per Square Foot Three Months Ended March 31, 2020 Total New leases $41.46 Renewal leases $46.37 Blended $43.59 Page 42 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Office Property Leasing Activity(1) (continued) (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management offices totaling 23,561 square feet for the three months ended March 31, 2020. (3) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. (4) The new rates being compared to expiring rates for the three months ended March 31, 2020 are calculated using the weighted average starting rates for 101,264 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated. (5) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. (6) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (7) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e free rent), tenant improvements and lease commissions. Page 43 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
San Francisco Bay Area, California						
Ferry Building[3]	San Francisco	12,900	2/1/2019	4/1/2020	$ 102.00	7/31/2029
Towers at Shore Center	Redwood Shores	25,549	7/15/2019	7/1/2020	$ 66.00	5/31/2024
Palo Alto Square	Palo Alto	13,618	10/1/2019	2/1/2020	$ 95.40	12/31/2026
Foothill Research Center	Palo Alto	72,411	12/18/2019	6/15/2020	$ 73.80	2/28/2025
333 Twin Dolphin	Redwood Shores	10,882	1/21/2020	8/1/2020	$ 66.00	7/31/2025
Palo Alto Square	Palo Alto	13,593	2/1/2020	7/30/2020	$ 92.26	8/31/2028
555 Twin Dolphin	Redwood Shores	14,721	3/1/2020	8/1/2020	$ 44.30	7/31/2025
Foothill Research Center	Palo Alto	12,389	3/1/2020	8/28/2020	$ 73.80	2/28/2025
Concourse[4]	North San Jose	54,910	Various	5/1/2020	$ 43.20	7/31/2030
Los Angeles, California						
Fourth & Traction	Downtown Los Angeles	77,456	7/17/2019	2/1/2020	$ 43.19	5/31/2030
Fourth & Traction	Downtown Los Angeles	45,641	7/17/2019	3/1/2020	$ 41.48	5/31/2030
EPIC[5]	Downtown Los Angeles	136,013	10/1/2019	3/30/2020	$ 68.40	9/30/2031
EPIC[5]	Downtown Los Angeles	105,889	10/1/2019	10/1/2020	$ 68.40	9/30/2031
EPIC[5]	Downtown Los Angeles	60,200	10/1/2019	4/1/2021	$ 70.44	9/30/2031

(1) Consists of leases for more than 10,000 square feet that commenced on or prior to March 31, 2020, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2020.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2020, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) We own 55% of the ownership interest in the consolidated joint ventures that owns Ferry Building.
(4) 26,541 square feet commenced during second quarter 2019, 7,849 square feet commenced during third quarter 2019 and 20,520 square feet commenced during fourth quarter 2019.
(5) Subsequent to 3/31/2020, Netfllix, Inc. entered into an agreement to increase their tenant improvement allowance by relinquishing these base rent abatements previously scheduled to occur after their rent start dates in 2020 and 2021.

Page 44 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Uncommenced Office Leases—Next Eight Quarters(1)(2) Company’s Share Q2 2020 Q3 2020 Q2 2020 Q3 2020 Starting Starting Starting Starting Rent per Rent per Rent per Rent per SF SF(3) SF SF(3) SF SF(3) SF SF(3) Vancouver, British Columbia Downtown Vancouver(4) 100,628 $ 30.31 23,500 $ 13.85 20,126 $ 30.31 4,700 $ 13.85 Subtotal 100,628 30.31 23,500 13.85 20,126 30.31 4,700 13.85 Greater Seattle, Washington Pioneer Square 149 31.67 — — 149 31.67 — — Subtotal 149 31.67 — — 149 31.67 — — San Francisco Bay Area, California San Francisco 4,989 57.79 — — 3,841 53.97 — — Foster City 1,078 55.80 14,847 55.55 1,078 55.80 14,847 55.55 Redwood Shores 9,364 67.80 9,460 74.69 9,364 67.80 9,460 74.69 Santa Clara — — 887 57.00 — — 887 57.00 North San Jose 2,398 48.60 12,861 50.73 2,398 48.60 12,861 50.73 Subtotal 17,829 61.69 38,055 58.72 16,681 61.08 38,055 58.72 Los Angeles, California West Los Angeles — — 4,496 60.97 — — 4,496 60.97 Subtotal — — 4,496 60.97 — — 4,496 60.97 TOTAL UNCOMMENCED 118,606 $ 35.03 66,051 $ 42.91 36,956 $ 44.21 47,251 $ 54.47 Page 45 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Uncommenced Office Leases—Next Eight Quarters[1][2] (Continued)

	Q3 2021		Q1 2022		Company's Share Q3 2021		Company's Share Q1 2022	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia								
Downtown Vancouver[4]	5,334	$ — [5]	—	$ —	1,067	$ — [5]	—	$ —
Subtotal	**5,334**	**—**	**—**	**—**	**1,067**	**—**	**—**	**—**
Los Angeles, California								
West Los Angeles	—	—	584,000	62.01	—	—	438,000	62.01
Subtotal	**—**	**—**	**584,000**	**62.01**	**—**	**—**	**438,000**	**62.01**
TOTAL UNCOMMENCED	**5,334**	**$ —**	**584,000**	**$ 62.01**	**1,067**	**$ —**	**438,000**	**$ 62.01**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to March 31, 2020, but with commencement dates after March 31, 2020 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases in fourth quarter 2020 through second quarter 2021 and fourth quarter 2021.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020.
(5) Management office to be occupied by the Company.

Page 46 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Backfilled Office Leases—Next Eight Quarters[1][2]

	Q2 2020		Q3 2020		Q4 2020		Company's Share Q2 2020		Company's Share Q3 2020		Company's Share Q4 2020	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia												
Downtown Vancouver[4]	15,893	$ 30.85	—	$ —	24,513	$ 37.34	3,179	$ 30.84	—	$ —	4,903	$ 37.34
Subtotal	**15,893**	**30.85**	**—**	**—**	**24,513**	**37.34**	**3,179**	**30.84**	**—**	**—**	**4,903**	**37.34**
Greater Seattle, Washington												
Lynnwood	13,390	21.50	2,385	21.50	—	—	13,390	21.50	2,385	21.50	—	—
Subtotal	**13,390**	**21.50**	**2,385**	**21.50**	**—**	**—**	**13,390**	**21.50**	**2,385**	**21.50**	**—**	**—**
San Francisco Bay Area, California												
San Francisco	5,818	112.00	17,039	75.19	6,041	53.56	3,200	112.00	17,039	75.19	6,041	53.56
Redwood Shores	1,756	75.00	—	—	—	—	1,756	75.00	—	—	—	—
Santa Clara	—	—	8,834	55.80	—	—	—	—	8,834	55.80	—	—
North San Jose	—	—	1,311	49.80	3,198	41.76	—	—	1,311	49.80	3,198	41.76
Subtotal	**7,574**	**103.42**	**27,184**	**67.66**	**9,239**	**49.48**	**4,956**	**98.89**	**27,184**	**67.66**	**9,239**	**49.48**
Total backfilled	**36,857**	**42.37**	**29,569**	**63.94**	**33,752**	**40.66**	**21,525**	**40.70**	**29,569**	**63.94**	**14,142**	**45.27**
TOTAL UNCOMMENCED AND BACKFILLED	**155,463**	**$ 36.77**	**95,620**	**$ 49.41**	**33,752**	**$ 40.66**	**58,481**	**$ 42.91**	**76,820**	**$ 58.11**	**14,142**	**$ 45.27**

Page 47 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Backfilled Office Leases—Next Eight Quarters[1][2]

	Q3 2021		Q1 2022		Company's Share Q3 2021		Company's Share Q1 2022	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia								
Downtown Vancouver[4]	—	—	—	—	—	—	—	—
Subtotal	—	—	—	—	—	—	—	—
Los Angeles, California								
West Los Angeles	—	—	—	—	—	—	—	—
Subtotal	—	—	—	—	—	—	—	—
Total backfilled	—	—	—	—	—	—	—	—
TOTAL UNCOMMENCED AND BACKFILLED	**5,334**	**$ —**	**584,000**	**$ 62.01**	**1,067**	**$ —**	**438,000**	**$ 62.01**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to March 31, 2020, but with commencement dates after March 31, 2020 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases for the five quarters subsequent to Q4 2020.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020.

Page 48 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Expiring Office Leases—Next Eight Quarters[1]

									Company's Share							
	Q2 2020[2]		Q3 2020		Q4 2020		Q1 2021		Q2 2020[3]		Q3 2020		Q4 2020		Q1 2021	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	18,070	$ 19.93	22,002	$ 23.42	21,371	$ 26.25	11,644	$ 22.17	3,614	$19.93	4,400	$23.42	4,274	$26.25	2,329	$22.17
Subtotal	**18,070**	**19.93**	**22,002**	**23.42**	**21,371**	**26.25**	**11,644**	**22.17**	**3,614**	**19.93**	**4,400**	**23.42**	**4,274**	**26.25**	**2,329**	**22.17**
Greater Seattle, Washington																
Denny Triangle	—	—	—	—	656	33.18	39,024	30.75	—	—	—	—	656	33.18	39,024	30.75
Lynnwood	5,481	21.10	—	—	—	—	5,603	21.22	5,481	21.10	—	—	—	—	5,603	21.22
Pioneer Square	—	—	7,690	26.01	7,342	14.51	70,292	30.83 [7]	—	—	7,690	26.01	7,342	14.51	70,292	30.83 [7]
Subtotal	**5,481**	**21.10**	**7,690**	**26.01**	**7,998**	**16.04**	**114,919**	**30.34**	**5,481**	**21.10**	**7,690**	**26.01**	**7,998**	**16.04**	**114,919**	**30.34**
San Francisco Bay Area, California																
Foster City	1,939	69.60	13,712	68.59	2,189	73.03	4,988	75.82	1,939	69.60	13,712	68.59	2,189	73.03	4,988	75.82
Palo Alto	38,301	85.26	—	—	44,170	74.96	10,316	98.55	38,301	85.26	—	—	44,170	74.96	10,316	98.55
Redwood Shores	25,258	39.53	13,048	67.86	60,985	45.91 [8]	17,458	56.38	25,258	39.53	13,048	67.86	60,985	45.91 [8]	17,458	56.38
San Francisco	38,280	61.27	14,339	77.45	31,357	88.70	991	115.45	35,019	55.71	10,477	72.39	19,965	86.16	711	99.24
North San Jose	35,754	36.67	33,352	41.37	41,968	52.90	78,120	41.04 [9]	35,754	36.67	33,352	41.37	41,968	52.90	78,120	41.04 [9]
Santa Clara	20,347	51.45	6,068	51.88	19,074	51.99	8,035	53.25	20,347	51.45	6,068	51.88	19,074	51.99	8,035	53.25
Subtotal	**159,879**	**56.93**	**80,519**	**57.52**	**199,743**	**61.40**	**119,908**	**51.10**	**156,618**	**55.60**	**76,657**	**55.82**	**188,351**	**59.48**	**119,628**	**50.85**
Los Angeles, California																
Hollywood	—	—	—	—	—	—	13,518	52.08	—	—	—	—	—	—	13,518	52.08
West Los Angeles	19,039	61.79	—	—	22,518	45.10	8,346	51.79	19,039	61.79	—	—	22,518	45.10	8,346	51.79
Subtotal	**19,039**	**61.79**	**—**	**—**	**22,518**	**45.10**	**21,864**	**51.97**	**19,039**	**61.79**	**—**	**—**	**22,518**	**45.10**	**21,864**	**51.97**
TOTAL	**202,469**	**$ 53.12**	**110,211**	**$ 48.51**	**251,630**	**$ 55.51**	**268,335**	**$ 41.02**	**184,752**	**$54.52**	**88,747**	**$51.63**	**223,141**	**$55.83**	**258,739**	**$41.58**
Expirations as % of Total In-Service Portfolio	**1.5%**		**0.8%**		**1.8%**		**1.9%**		**1.5%**		**0.7%**		**1.9%**		**2.2%**	

Page 49 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Expiring Office Leases—Next Eight Quarters(1)(continued) Company’s Share Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Expiring Rent/ Expiring Rent/ Expiring Rent/ Expiring Rent/ Expiring Rent/ Expiring Rent/ Expiring Rent/ Expiring Rent/ SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) SF(4) SF(5) Vancouver, British Columbia Downtown Vancouver(6) 20,288 $ 22.93 65,534 $24.89 (10) 112,061 $23.41 (11) 25,744 $ 30.66 4,058 $22.93 13,107 $24.89 (10) 22,412 $23.41 (11) 5,149 $ 30.66 Subtotal 20,288 22.93 65,534 24.89 112,061 23.41 25,744 30.66 4,058 22.93 13,107 24.89 22,412 23.41 5,149 30.66 Greater Seattle, Washington Lynnwood — — — — 9,570 20.00 2,842 22.81 — — — — 9,570 20.00 2,842 22.81 Pioneer (12) (13) (12) (13) Square 1,599 41.92 71,713 33.68 185,292 24.75 6,136 47.53 1,599 41.92 71,713 33.68 185,292 24.75 6,136 47.53 Subtotal 1,599 41.92 71,713 33.68 194,862 24.51 8,978 39.71 1,599 41.92 71,713 33.68 194,862 24.51 8,978 39.71 San Francisco Bay Area, California Foster City — — 5,572 63.99 17,045 70.65 23,565 52.85 — — 5,572 63.99 17,045 70.65 23,565 52.85 Palo Alto 46,734 78.18 24,264 59.93 226,048 74.47 (14) 12,165 93.76 46,734 78.18 24,264 59.93 226,048 74.47 (14) 12,165 93.76 Redwood (15) (16) (15) (16) Shores 64,913 64.21 77,205 59.94 16,019 69.95 15,993 68.67 64,913 64.21 77,205 59.94 16,019 69.95 15,993 68.67 San (17) (17) Francisco 3,724 117.49 60,308 38.85 — — 517 196.69 2,048 117.49 60,308 38.85 — — 284 196.69 North San (18) (19) (20) (21) (18) (19) (20) (21) Jose 53,645 42.93 73,855 38.95 55,976 42.19 100,699 44.30 53,645 42.93 73,855 38.95 55,976 42.19 100,699 44.30 Santa Clara 8,191 53.83 14,284 55.49 12,711 53.97 24,294 52.20 8,191 53.83 14,284 55.49 12,711 53.97 24,294 52.20 Subtotal 177,207 62.09 255,488 48.73 327,799 67.74 177,233 52.56 175,531 61.56 255,488 48.73 327,799 67.74 177,000 52.37 Los Angeles, California West Los Angeles — — 4,791 64.56 9,960 50.99 4,052 60.98 — — 4,791 64.56 9,960 50.99 4,052 60.98 Subtotal — — 4,791 64.56 9,960 50.99 4,052 60.98 — — 4,791 64.56 9,960 50.99 4,052 60.98 TOTAL 199,094 $ 57.94 397,526 $42.28 644,682 $46.71 216,007 $ 49.57 181,188 $60.52 345,099 $44.92 555,033 $50.47 195,179 $ 51.39 Expirations as % of Total In-Service 1.4% 2.9% 4.6% 1.6% 1.5% 2.9% 4.6% 1.6% Portfolio (1) This does not reflect 65,911 square feet, of which 64,373 square feet represents the Company’s Share, that expired on March 31, 2020. This table omits submarkets without any expirations over the next eight quarters. (2) Second quarter 2020 expiring square footage representing 100% share of joint ventures does not include 35,617 square feet of month-to-month leases. (3) Second quarter 2020 expiring square footage representing the Company’s Share of joint ventures does not include 25,039 square feet of month-to-month leases. (4) Includes leases that expire on the last day of the quarter. (5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Page 50 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Expiring Office Leases—Next Eight Quarters(1) (continued) (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2020. (7) Total expiring square footage consists of: (i) Nuance Communications at 505 First Avenue for 45,568 square feet, and (ii) Qualtrics, LLC at 83 King Street for 24,724 square feet. (8) Top three expiring tenants by square footage: (i) Wells Fargo Insurance Services USA, Inc. at Skyway Landing for 40,257 square feet, (ii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet, and (iii) Thomas James Homes, LLC at Shorebreeze for 3,008 square feet. (9) Top three expiring tenants by square footage: (i) Siliconware USA, Inc. at Concourse for 15,777 square feet, (ii) Robin Systems at Concourse for 13,016 square feet, and (iii) Whitehat Security, Inc. at Concourse for 8,425 square feet. (10) Top three expiring tenants at Bentall Centre by square footage: (i) CIBC World Markets, Inc. for 36,978 square feet, (ii) Just Systems Canada, Inc. for 6,906 square feet, and (iii) Marubeni Canada Ltd. for 6,182 square feet. (11) Top three expiring tenants at Bentall Centre by square footage: (i) Absolute Software Corporation for 46,585 square feet, (ii) Wesgroup Properties Ltd. for 16,686 square feet, and (iii) Toronto- Dominion Bank for 14,848 square feet. (12) Top three expiring tenants by square footage: (i) Blue Nile, Inc. at 411 First for 39,072 square feet, (ii) McGraw-Hill at 83 King for 24,646 square feet, and (iii) Accenture LLP at 411 First for 6,959 square feet. (13) Total expiring square footage consists of Dell EMC Corporation at 505 First for 185,292 square feet. (14) Total expiring square footage consists of: (i) Google, Inc. at 3400 Hillview for 207,857 square feet, (ii) Arnold & Porter, LLP at Page Mill Hill for 13,065 square feet, and (iii) Pilot AI Labs, Inc. at Palo Alto Square or 5,126 square feet. (15) Top three expiring tenants by square footage: (i) Iovance Biotherapeutics at Skyway Landing for 29,165 square feet, (ii) Education Elements, Inc. at Skyway Landing for 6,405 square feet, and (iii) Lastline, Inc. at Towers at Shore Center for 6,368 square feet. (16) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Thought Stream LLC at Skyway Landing for 8,820 square feet, and (iii) Adaptive Spectrum and Signal Alignment, Inc. at Towers at Shore Center for 8,461 square feet. (17) Total expiring square footage consists of : (i) General Services Administration at 901 Market for 40,626 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) Forest City Residential Group at 875 Howard for 6,031 square feet. (18) Top three expiring tenants by square footage: (i) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, (ii) CCS Associates, Inc. at Gateway for 8,151 square feet, and (iii) First Alarm Security and Patrol, Inc. at Concourse for 6,525 square feet. (19) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Skybox Security, Inc. at Gateway for 13,269 square feet, and (iii) Contract Office Group Inc. at Concourse for 9,956 square feet. (20) Top three expiring tenants by square footage: (i) Level 3 Communications, LLC at Concourse for 13,258 square feet, (ii) Bay Microsystems, Inc. at Gateway for 12,096 square feet, and (iii) SUMCO Phoenix Corporation at Gateway for 6,053 square feet. (21) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) Lee Hecht Harrison, LLC at Gateway for 4,860 square feet. Page 51 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1][2]	Square Footage of Expiring Leases[1][3]	Percent of Office Portfolio Square Feet	Annualized Base Rent[1]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		1,117,880	1,092,816	8.6%					
2020	132	627,621 [6]	560,494 [7]	4.1	$ 28,519,186	4.8%	$ 50.88	$ 29,706,251	$ 53.00
2021	173	1,509,637	1,340,059	10.5	63,285,162	10.4	47.23	65,239,577	48.68
2022	182	1,520,341	1,340,546	10.5	65,838,307	10.9	49.11	70,580,879	52.65
2023	114	1,805,204	1,397,564	11.0	63,235,697	10.4	45.25	70,189,322	50.22
2024	125	1,841,707	1,645,467	12.9	82,838,266	13.7	50.34	93,986,601	57.12
2025	73	1,539,538	1,258,358	9.9	71,739,346	11.8	57.01	83,314,733	66.21
2026	30	420,770	379,109	3.0	22,522,097	3.7	59.41	27,032,201	71.30
2027	25	593,096	505,020	4.0	28,555,430	4.7	56.54	34,613,634	68.54
2028	20	657,609	585,485	4.6	36,999,582	6.1	63.19	45,793,897	78.22
2029	16	307,316	216,257	1.7	15,761,499	2.6	72.88	19,749,601	91.32
Thereafter	23	1,917,296	1,742,860	13.7	95,144,050	15.7	54.59	132,065,915	75.78
Building management use	28	175,297	164,126	1.3	—	—	—	—	—
Signed leases not commenced[8]	28	782,595	531,877	4.2	31,641,908	5.2	59.49	46,244,626	86.95
TOTAL/WEIGHTED AVERAGE	**969**	**14,815,907**	**12,760,038**	**100.0%**	**$ 606,080,530**	**100.0%**	**$ 51.95**	**$ 718,517,237**	**$ 61.58**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2020, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2020.
(2) Total expiring square footage does not include 35,617 square feet of month-to-month leases.
(3) Total expiring square footage does not include 25,039 square feet of month-to-month leases.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2020.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2020.
(6) Excludes 2,600 square feet of management offices occupied by the Company. The management office is reflected under building management use.
(7) Excludes 520 square feet of management offices occupied by the Company. The management office is reflected under building management use.
(8) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of March 31, 2020 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements)) under uncommenced leases for vacant space as of March 31, 2020, divided by (ii) square footage under uncommenced leases as of March 31, 2020.

Page 52 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share interest and depreciation from the unconsolidated real estate entity and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/ premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).  Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.  Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partner’s share of consolidated joint venture partner debt. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7 joint venture are included. Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partner’s share of consolidated joint venture cash and cash equivalents. Page 54 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Definitions (continued) Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”), including stock grants under our 2018 OPP and 2019 OPP and 2020 PSU Plan (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under its 2018 OPP, 2019 OPP and 2020 PSU Plan. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Page 55 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Reconciliation of Net Income to Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2020 2019 Net income (loss) $ 13,949 $ (36,895) Adjustments: Loss from unconsolidated real estate entity 236 — Fee income (610) — Interest expense 26,417 24,350 Interest income (1,025) (1,024) Transaction-related expenses 102 128 Unrealized loss on non-real estate investment 581 — Impairment loss — 52,201 Other (income) expense (314) 106 General and administrative 18,618 18,094 Depreciation and amortization 73,763 68,505 Net Operating Income $ 131,717 $ 125,465 Net Operating Income Breakdown Same-Store Office cash revenues $ 148,103 $ 138,370 Straight-line rent 9,308 13,894 Amortization of above-market and below-market leases, net 2,307 2,888 Amortization of lease incentive costs (440) (356) Same-Store Office revenues 159,278 154,796 Same-Store Studios cash revenues 19,651 21,180 Straight-line rent 158 360 Amortization of lease incentive costs (9) (9) Same-Store Studio revenues 19,800 21,531 Same-Store property revenues 179,078 176,327 Same-Store Office cash expenses 52,655 49,941 Straight-line rent 365 366 Amortization of above-market and below-market ground leases, net 586 586 Same-Store Office expenses 53,606 50,893 Same-Store Studio cash expenses 10,650 11,109 Same-Store Studio expenses 10,650 11,109 Same-Store property expenses 64,256 62,002 Same-Store net operating income 114,822 114,325 Non-Same-Store net operating income 16,895 11,140 Net Operating Income $ 131,717 $ 125,465 Page 56 of 58

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2020 Reconciliation of Net Income to Company’s Share of Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2020 2019 Net income (loss) $ 13,949 $ (36,895) Adjustments: Loss from unconsolidated real estate entity 236 — Fee income (610) — Interest expense 26,417 24,350 Interest income (1,025) (1,024) Transaction-related expenses 102 128 Unrealized loss on non-real estate investment 581 — Impairment loss — 52,201 Other (income) expense (314) 106 General and administrative 18,618 18,094 Depreciation and amortization 73,763 68,505 Company's Share of NOI from Unconsolidated Real Estate Entity 2,460 — Net Operating Income Partner's Share (7,622) (7,468) Net Operating Income Company's Share $ 126,555 $ 117,997 Net Operating Income Breakdown Same-Store Office cash revenues $ 135,726 $ 128,194 Straight-line rent 9,150 12,619 Amortization of above-market and below-market leases, net 2,138 2,723 Amortization of lease incentive costs (415) (331) Same-Store Office revenues Company’s Share 146,599 143,205 Same-Store Studios cash revenues 19,651 21,180 Straight-line rent 158 360 Amortization of lease incentive costs (9) (9) Same-Store Studio revenues Company’s Share 19,800 21,531 Same-Store property revenues Company’s Share 166,399 164,736 Same-Store Office cash expenses 47,750 45,708 Straight-line rent 249 249 Amortization of above-market and below-market ground leases, net 576 576 Same-Store Office expenses Company’s Share 48,575 46,533 Same-Store Studio cash expenses 10,650 11,109 Same-Store Studio expenses Company’s Share 10,650 11,109 Same-Store property expenses Company’s Share 59,225 57,642 Same-Store net operating income Company’s Share 107,174 107,094 Non-Same-Store net operating income Company’s Share 19,381 10,903 Net Operating Income Company’s Share $ 126,555 $ 117,997 Page 57 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2020

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	**March 31, 2020**	**December 31, 2019**	**September 30, 2019**	**June 30, 2019**	**March 31, 2019**
Net income (loss)	$ 13,949	$ 16,963	$ 62,955	$ 12,823	$ (36,985)
Interest income—Consolidated	(1,025)	(1,010)	(1,022)	(1,008)	(1,024)
Interest expense—Consolidated	26,417	28,353	26,590	26,552	24,350
Depreciation and amortization—Consolidated	73,763	74,196	69,781	69,606	68,505
EBITDA	**113,104**	**118,502**	**158,304**	**107,973**	**54,846**
Unconsolidated real estate entity depreciation and amortization	1,381	1,650	1,751	563	—
Unconsolidated real estate entity interest expense	930	949	966	257	—
EBITDAre	**115,415**	**121,101**	**161,021**	**108,793**	**54,846**
Impairment loss	—	—	—	—	52,201
Unrealized loss on non-real estate investment	581	—	—	—	—
Gain on sale of real estate	—	—	(47,100)	—	—
Other (income) expense	(314)	(366)	333	(181)	106
Transaction-related expenses	102	208	331	—	128
Non-cash compensation expense	4,895	4,088	5,176	5,067	5,150
Straight-line rent receivables, net	(13,344)	(12,992)	(10,767)	(11,469)	(16,269)
Non-cash amortization of below-market rents, net	(2,544)	(2,917)	(2,810)	(2,930)	(4,179)
Non-cash amortization of below-market ground rents, net	577	615	615	615	615
Amortization of lease incentive costs	472	504	498	443	326
Adjusted EBITDAre	**105,840**	**110,241**	**107,297**	**100,338**	**92,924**
Studio cash NOI	(9,001)	(9,698)	(10,558)	(7,760)	(10,071)
Office property adjusted EBITDAre	**96,839**	**100,543**	**96,739**	**92,578**	**82,853**
x Annualization factor	4	4	4	4	4
Annualized office property adjusted EBITDAre	**387,356**	**402,172**	**386,956**	**370,312**	**331,412**
Trailing 12-mo studio cash NOI	37,017	38,087	38,261	35,850	35,926
Adjusted EBITDAre (Annualized)	**$ 424,373**	**$ 440,259**	**$ 425,217**	**$ 406,162**	**$ 367,338**
Total Consolidated unsecured and secured debt	3,260,352	2,845,459	2,744,960	2,850,099	2,735,237
Less: Consolidated cash and cash equivalents	(392,136)	(46,224)	(56,777)	(48,172)	(52,445)
Consolidated debt, net	**$ 2,868,216**	**$ 2,799,235**	**$ 2,688,183**	**$ 2,801,927**	**$ 2,682,792**
Adjusted EBITDAre (annualized) / Consolidated debt, net	**6.8x**	**6.4x**	**6.3x**	**6.9x**	**7.3x**

Page 58 of 58

Los Angeles | Silicon Valley | San Francisco | Seattle | Vancouver HudsonPacificProperties.com